UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  February 28, 2008

(Date of earliest event reported)

AFFYMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-28218	77-0319159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (408) 731-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On February 28, 2008, we committed to a restructuring plan designed to optimize our production capacity and cost structure and improve our future gross margins.  The restructuring plan was approved as part of our ongoing efforts to reduce costs.

The restructuring plan involves moving the majority of our probe array manufacturing from our West Sacramento, California facility to our Singapore facility by the end of 2008.  In connection with this restructuring plan, we expect to incur non-cash charges of approximately $12 million to $15 million related to the abandonment of certain long-lived manufacturing assets and approximately $0.5 million in cash outlays related to employee severance in the first quarter of 2008.  Depending on the rate we transfer our production capacity to Singapore, we may incur additional expenses associated with the reduction of capacity in our West Sacramento, California facility.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause our actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding our future financial position and results, are forward-looking statements. For further information regarding risks and uncertainties associated with our business, please refer to our SEC filings, including, but not limited to, the “Risk Factors” section of our annual report on Form 10-K for the fiscal year ended December 31, 2007 and any subsequent quarterly reports.

Item 2.06 Material Impairments

The description in Item 2.05 above is incorporated by reference herein to the extent applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.

Dated: February 28, 2008	By:	/s/ John C. Batty
John C. Batty
Executive Vice President and
Chief Financial Officer